NEWS RELEASE

FOR IMMEDIATE RELEASE

News Media Contact:        Travis Whittington
                           Hanser & Associates (for Hydrogen Engine Center)
                           (800) 340-6434
                           travis@hanser.com

          Hydrogen Engine Center Announces North American Distributor Network for Oxx Power(TM) Engines

New industrial engines run on gasoline, propane, natural gas, hydrogen or other gaseous fuels

ALGONA, IOWA (May 11, 2006) - Hydrogen Engine Center (HEC) (OTCBB; HYEG.OB) manufacturer of Oxx Power(TM) engines, announced the official distribution network for the United States and Canada.

Oxx Power's(TM) distribution network is made up of past and present Ford Power Product distributors. These distributors were selected for their knowledge of the Ford 300 six-cylinder engine. "We have a sales distribution network that represents some of the best engine distributors in North America," said Joe Lewis, HEC vice president of engine sales. "Each distributor has an average of 30 years experience working within the Ford industrial engine marketplace."

The Oxx Power(TM) 4.9 liter engine is manufactured to replace the discontinued Ford 300 six-cylinder that is still being used in airport ground support equipment, highway vehicles, irrigation, power generation, wind machines and other industrial applications.

HEC also offers the 2.4 liter, 65 hp (48.5 kW), three-cylinder Mini Oxx(TM) created to fill a void in the 30 to 70 hp spark-ignited industrial engine market. The Mini Oxx(TM) will power airport baggage tractors, irrigation pumps, power generation equipment, wood chippers and more.

Distributors include E C Power Systems, Portland, Oregon; Northern Power Products, Inc., Eagan, Minnesota; Powertech Engines, Inc., Fresno, California; Lightbourn Equipment Co., Dallas, Texas; Kansas City Power Products, Kansas City, Kansas; Highway Equipment & Supply Co., Orlando, Florida; Engine Center, Inc., Ferndale, Michigan; Pitt Auto Electric Company, Cranberry Township, Pennsylvania; Industrial Engines Ltd., Edmonton, Alberta, Canada and M-K Power Products Corp., Mississauga, Ontario.

Brad Van Horn, of Northern Power Products in Eagan, Minnesota, is one of HEC's new distributors and is eagerly anticipating a replacement for the Ford 300. "The ground support industry and many other industries were in desperate need of replacement engines and parts for their equipment," said Van Horn.

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Page 2 -- Hydrogen Engine Center Announces USA Distributor Network

Oxx Power(TM) engines can be built to run on gasoline, propane, natural gas, hydrogen and an assortment of gaseous fuel blends. HEC is also researching ammonia as a fuel source. Customers can order engines from their distributors that specifically fit their needs. "Whether legislated or by market requirements, some customers have very low emission requirements that they have to meet," said Van Horn. "The Oxx Power(TM) brand gives us an option for these customers we didn't have before."

                                          Hydrogen Engine Center North American Distributors
------------------------------------------------------- -----------------------------------------------------
E C Power Systems                                       Kansas City Power Products
Alaska, Colorado, Idaho, Montana, New Mexico, Oregon,   Arkansas, Kansas, Mississippi, Missouri, Oklahoma
Utah, Washington and Wyoming                            and Tennessee
Ph: 503-224-3623  Fax: 503-295-0767                     Ph: 913-321-7040  Fax: 913-321-7341
www.ecpower.com                                         www.kcpp.com

Northern Power Products, Inc.                           Highway Equipment & Supply Co.
Iowa, Minnesota, Nebraska, North Dakota, South Dakota   Alabama, Florida, Georgia and South Carolina
and Wisconsin                                           Ph: 407-843-6310  Fax: 407-849-0740
Ph: 651-452-8900  Fax: 651-452-9182                     www.highway-equip.com
www.northernpowerproducts.com
                                                        Engine Center, Inc.
Powertech Engines, Inc.                                 Illinois, Indiana, Kentucky, Michigan, Ohio and
Arizona, California and Nevada                          Wisconsin
Ph: 559-264-1776  Fax: 559-264-2933                     Ph: 248-399-0002  Fax: 248-399-3142
www.powertechengines.com                                www.enginecenter.com

Lightbourn Equipment Co.                                Pitt Auto Electric Co.
Louisiana, Mississippi and Texas                        Connecticut, Delaware, Maine, Maryland,
Ph: 972-233-5151 Fax: 972-661-0738                      Massachusetts, New Hampshire, New Jersey, New York,
www.lightbournequipment.com                             North Carolina, Pennsylvania, Rhode Island,
                                                        Vermont, Virginia and West Virginia
Industrial Engines Ltd.                                 Ph: 724-778-8200  Fax: 724-778-8206
Canada West                                             www.pittauto.com

14355-120 Ave.
Edmonton, Alberta                                       M-K Power Products Corp.
Canada T5L 2R8                                          Canada East
Ph: 780-484-6213                                        5641 McAdam Rd,
Fax:780-732-0400                                        Mississauga, Ontario
www.industrialengines.ca

                                                        Ph: 905-890-5323
                                                        Fax: 905-890-6660
                                                        www.m-k.com
------------------------------------------------------- -----------------------------------------------------

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Page 3 -- Hydrogen Engine Center Announces USA Distributor Network


Oxx Power(TM) engines can be ordered from any of 10 regional distributors in North America. For more information or to find the distributor in your area, please call Hydrogen Engine Center at 515-295-3178 or download the distributor map located on the HEC Web site at www.hydrogenenginecenter.com.

                                      # # #

About Hydrogen Engine Center

Algona, Iowa based Hydrogen Engine Center, Inc. (HEC) is an innovator and leader in alternative-fuel power solutions. HEC engineers, manufactures and sells flex-fuel spark-ignited internal combustion engines for the industrial and power generation markets. HEC's world-class team of professionals includes trendsetters in mechanical and electrical engineering, design and specialty applications. The company has made several advances that will increase the durability and efficiency of today's internal-combustion engine while also lowering emission outputs. HEC is located at 602 East Fair Street, Algona, IA 50511. Visit www.hydrogenenginecenter.com or call 515-295-3178 for more information.

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including without limitation, acceptance of the Company's products, increased levels of competition for the Company, new products and technological changes, the Company's dependence on third-party suppliers, and other risks detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission.